Exhibit 4.1

THIS WARRANT AND THE SHARES OF STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT (COLLECTIVELY, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. EXCEPT AS OTHERWISE SET FORTH HEREIN, THE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

HYPERSPACE COMMUNICATIONS, INC.

COMMON STOCK PURCHASE WARRANT

Right to Purchase ________ Shares of Common Stock

SCS No. ____

THIS CERTIFIES THAT, for value received, ___________ (the “Holder”), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time after the Company has obtained shareholder approval to increase the number of shares of the Company's authorized no par value common stock (the "Common Stock") to 100,000,000 shares (the “Initial Exercise Date”) and ending at 5:00 p.m. Eastern Time on _______________ (the “Termination Date”), to subscribe for and purchase from Hyperspace Communications, Inc., (the “Company”), up to ________ fully paid and nonassessable shares (the “Warrant Shares”) of the Company’s Common Stock, at an exercise price initially equal to $_____ per share (the “Exercise Price”). The Exercise Price and the number of shares for which this Warrant is exercisable shall be subject to adjustment as provided herein.

1.           Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto, properly endorsed.

2.           Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

3.	Exercise of Warrant.

(a)          Except as provided in Section 4 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date, and before 5:00 p.m. on the Termination Date by the surrender of this Warrant and the

Notice of Exercise Form annexed hereto, duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder hereof at the address of such Holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or bank or cashier’s check drawn on a United States bank, the Holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the Holder within three (3) Trading Days after the date on which this Warrant shall have been exercised as described above. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date this Warrant has been exercised by payment to, and receipt thereof by, the Company of the Exercise Price and all taxes required to be paid by Holder, if any, pursuant to Section 5 herein prior to the issuance of such shares. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new warrant shall in all other respects be identical with this Warrant.

(b)         Notwithstanding anything to the contrary contained herein, the Holder may elect to receive, without the payment by the Holder of the aggregate Exercise Price in respect of the shares of Common Stock to be acquired upon exercise hereof, shares of Common Stock equal to the value of the Warrant Shares contained in this Warrant or any portion thereof being exercised pursuant to this Section 3(b) by the surrender of this Warrant with respect to the Warrant Shares (or such portion of this Warrant being so exercised with respect to the Warrant Shares) together with the Net Issue Election Notice annexed hereto duly executed, at the office of the Company. Thereupon, and in no event later than three (3) Trading Days after the Company’s receipt of the Net Issue Election Notice, the Company shall issue to the Holder certificate(s) for such number of fully paid, validly issued and nonassessable shares of Common Stock as is computed using the formula immediately below. The certificates so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of such Holder or such other name as shall be designated by such Holder. If this Warrant shall have been exercised only in part with respect to the Warrant Shares, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

X = Y (A - B)

A

where

X =        the number of shares of Common Stock to be issued to the Holder upon exercise of this Warrant pursuant to this Section 3(b);

Y =        the total number of shares of Common Stock covered by this Warrant which the Holder has surrendered at such time for cashless exercise (including both shares to be issued to the Holder and shares to be canceled as payment therefor);

A =         the Market Value of one share of Common Stock as at the time the net issue election is made; and

B =         the Warrant Price in effect under this Warrant at the time the net issue election is made.

The Warrant Shares issued pursuant to this Section 3(b) shall be deemed to be issued to the exercising holder or such holder’s designee, as the record owner of such shares, as of the close of business on the date on which the Net Issue Election Notice shall have been surrendered (or evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company) to the Company.

4.           No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall make a cash payment to the Holder in respect of such fraction in an amount equal to the Market Value (as defined herein) of such fractional share of Common Stock on the date of exercise of this Warrant.

5.           Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant, or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto, duly executed by the Holder hereof; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

6.           Closing of Books. The Company will not close its shareholder books or records in any manner, which prevents the timely exercise of this Warrant in accordance with the provisions hereof.

7.	Transfer, Division and Combination.

(a)          Subject to compliance with any applicable securities laws and, if required by the Company, receipt by the Company of an opinion of the Company’s counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by Holder or its agent or attorney, and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new warrant or warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled. This Warrant, if properly assigned, may be exercised by a new holder for the purchase of shares of Common Stock without having a new warrant issued.

(b)         This Warrant may be divided or combined with other warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new warrant or warrants in exchange for the warrant or warrants (including this Warrant) to be divided or combined in accordance with such notice.

(c)          The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new warrant or warrants under this Section 7.

(d)         The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of this Warrant.

8.           No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

9.           Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which may include the posting of a bond, if requested by the Company), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new warrant or stock certificate of like tenor and dated as of such cancellation date, in lieu of such Warrant or stock certificate.

10.         Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

11.         Adjustments of Exercise Price and Number of Warrant Shares. The number of Warrant Shares and class of capital stock purchasable under this Warrant are subject to adjustment from time to time as set forth in this Section 11.

(a)	Adjustment for Change in Capital Stock. If the Company:

(i)          pays a dividend or makes a distribution on its Common Stock, in each case, in shares of its Common Stock;

(ii)         subdivides its outstanding shares of Common Stock into a greater number of shares;

(iii)       combines its outstanding shares of Common Stock into a smaller number of shares;

(iv)       makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

(v)        issues by reclassification of its shares of Common Stock any shares of its capital stock;

then the number and classes of shares purchasable upon exercise of this Warrant in effect immediately prior to such action shall be adjusted so that the Holder thereafter will receive upon exercise of this Warrant the number and classes of shares of capital stock of the Company which such Holder would have owned immediately following such action if such Holder had exercised this Warrant immediately prior to such action.

For a dividend or distribution, the adjustment shall become effective immediately after the record date for the dividend or distribution. For a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification. The adjustments described in this paragraph (a) shall be made successively whenever any event listed above shall occur.

If, after any such adjustment, the Holder is entitled to receive upon exercise of this Warrant shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall in good faith determine the allocation of the adjusted Exercise Price between or among the classes of capital stock. After such allocation, that portion of the Exercise Price applicable to each share of each such class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to the Common Stock as described in this Warrant. Notwithstanding the allocation of the Exercise Price between or among shares of capital stock as provided by this paragraph (a), this Warrant may be exercised in full only by payment of the entire Exercise Price currently in effect.

(b)         Consolidation, Merger or Sale of the Company. If the Company is a party to a consolidation, merger or sale or transfer of stock or assets, which reclassifies or changes its outstanding Common Stock, the successor corporation (or corporation controlling the successor corporation or the Company, as the case may be) shall, by operation of law or explicitly in writing, assume the Company's obligations under this Warrant. Upon consummation of such transaction, this Warrant shall automatically become exercisable for the kind and amount of securities, cash or other assets which the Holder would have owned immediately after the consolidation, merger, sale or transfer if the Holder had exercised this Warrant immediately before the effective date of such transaction. As a condition to the consummation of any such transaction, the Company shall arrange for the person or entity obligated to issue securities or deliver cash or other assets upon exercise of this Warrant to, concurrently with the consummation of such transaction, assume the Company's obligations hereunder by executing an instrument so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 11. The provisions of this paragraph (b) shall apply to successive consolidations, mergers, sales and transfers.

(c)           In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including without limitation any distribution of shares of capital stock of any subsidiary of the Company and any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in paragraph (a)), or subscription rights or warrants, the Exercise Price to be in effect after such payment date shall be determined by multiplying the Exercise Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Value (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Value per share of Common Stock immediately prior to such payment date. “Market Value” as of a particular date (the “Valuation Date”) shall mean the following: (i) the Market Value shall be the Market Price of one share of Common Stock on the American Stock Exchange (“the AMEX”) on the last trading day prior to the Valuation Date, provided that if such stock has not traded in the prior ten (10) trading sessions, the Market Value shall be the average Market Price of one share of Common Stock in the most recent ten (10) trading sessions during which the Common Stock has traded; (ii) if the Common Stock is then included in The Nasdaq Stock Market, Inc. (“Nasdaq”), the Market Value shall be the Market Price of one share of Common Stock on Nasdaq on the last trading day prior to the Valuation Date or, if no such Market Price is available, the average of the high bid and the low ask price quoted on Nasdaq as of the end of the last trading day prior to the Valuation Date, provided that if such stock has not traded in the prior ten (10) trading sessions, the Market Value shall be the average Market Price of one share of Common Stock in the most recent ten (10) trading sessions during which the Common Stock has traded; (iii) if the Common Stock is then included in the Over-the-Counter Bulletin Board, the Market Value shall be the Market Price of one share of Common Stock on the Over-the-Counter Bulletin Board on the last trading day prior to the Valuation Date or, if no such Market Price is available, the average of the high bid and the low ask price quoted on the Over-the-Counter Bulletin Board as of the end of the last trading day prior to the Valuation Date, provided that if such stock has not traded in the prior ten (10) trading sessions, the Market Value shall be the average Market Price of one share of Common Stock in the most recent ten (10) trading sessions during which the Common Stock has traded; or (iv) if the Common Stock is then included in the “pink sheets,” the Market Value shall be the Market Price of one share of Common Stock on the “pink sheets” on the last trading day prior to the Valuation Date or, if no such Market Price is available, the average of the high bid and the low ask price quoted on the “pink sheets” as of the end of the last trading day prior to the Valuation Date, provided that if such stock has not traded in the prior ten (10) trading sessions, the Market Value shall be the average Market Price of one share of Common Stock in the most recent ten (10) trading sessions during which the Common Stock has traded. “Market Price” shall mean the closing sale price of one share of Common Stock as listed or quoted on the primary exchange or quotation system on which the Common Stock is then listed or quoted, of if not so listed or quoted, then the closing sale price quoted on the Over-the-Counter Bulletin Board or on the “pink sheets,” as applicable. The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Holder prior to the exercise hereunder as to the Market Value of a share of Common Stock as determined by the Board of Directors of the Company.

(d)         If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase or sell or grant any right to re-price its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or securities convertible, exercisable or exchangeable for Common Stock (“Common Stock Equivalents”) entitling any person to acquire shares of Common Stock, at an effective price per share less than the then Exercise Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then the Exercise Price shall be reduced and only reduced to equal the Base Share Price and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than the business day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 11(d), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 11(d), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise.

(e)           For the term of this Warrant, in addition to the provisions contained above, the Exercise Price shall be subject to adjustment as provided below. An adjustment to the Exercise Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event, which requires an adjustment.

(f)           In the event that, as a result of an adjustment made pursuant to this Section 11, the holder of this Warrant shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

(g)           Upon each adjustment in the Exercise Price pursuant to this Section 11, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment by a fraction, (i) the numerator of which shall be the Exercise Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Exercise Price immediately thereafter.

12.         Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

13.         Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly send notice to the Holder of this Warrant of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

14.	Notice of Corporate Action. If at any time:

(a)          the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

(b)         there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

(c)          there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to the Holder (i) at least 30 days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 30 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to the Holder at the last address of the Holder appearing on the books of the Company and delivered in accordance with Section 16(d).

15.	Registration and Listing.

15.1        Definition of Registrable Securities. As used herein, the term “Registrable Securities” means any shares of Common Stock issuable upon the exercise of this Warrant, until the date (if any) on which such shares shall have been transferred or exchanged and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force. For purposes of this Warrant, the term “Majority”, in reference to the holders of Registrable Securities, shall mean in excess of fifty percent (50%) of the then outstanding Warrant Shares of the Warrants (assuming the exercise of the entire Warrants) that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, Persons acting as nominees or in conjunction therewith and (ii) have not be resold to the public pursuant to a registration statement filed under the Securities Act.

15.2	Required Registration.

(a)           At any time, but in no event on not more than one (1) occasion, upon the written request of the holders of the Registrable Securities representing a Majority of such securities, the Company will use its best efforts to effect the registration of the respective shares of the holders of Registrable Securities under the Securities Act to the extent requisite to permit the disposition thereof as expeditiously as reasonably possible, but in no event later than 90 days from the date of such request.

(b)           Registration of Registrable Securities under this Section 15.2 shall be on such appropriate registration form: (i) as shall be selected by the Company, and (ii) as shall permit the disposition of such Registrable Securities in accordance with this Section 15.2. The Company agrees to include in any such registration statement all information which the requesting holders of Registrable Securities shall reasonably request, which is required to be contained therein. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities pursuant to this Section 15.2.

(c)           A registration requested pursuant to this Section 15.2 shall not be deemed to have been effected: (i) unless a registration statement with respect thereto has become effective or (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Securities and Exchange Commission (the “SEC”) or other governmental agency or court of competent jurisdiction for any reason, other than by reason of some act or omission by a holder of Registrable Securities.

15.3	Incidental Registration Rights.

(a)   If the Company, at any time, proposes to register any of its securities under the Securities Act (other than in connection with a registration on Form S-4 or S-8 or any successor forms) whether for its own account or for the account of any holder or holders of its shares other than Registrable Securities (any shares of such holder or holders (but not those of the Company and not Registrable Securities) with respect to any registration are referred to herein as, “Other Shares”), the Company shall each such time give prompt (but not less than thirty (30) days prior to the anticipated effectiveness thereof) written notice to the holders of Registrable Securities of its intention to do so. Upon the written request of any such holder of Registrable Securities made within twenty (20) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder), except as set forth in Section 15.3(b), the Company will use its best efforts to effect the registration under the Securities Act of all of the Registrable Securities which the Company has been so requested to register by such holder, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason in its sole discretion either to not register, to delay or to withdraw registration of such securities, the Company may, at its election, give written notice of such determination to such holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the holders of Registrable Securities entitled to request that such registration be effected as a registration under Section 15.2, (ii) in the case of a determination to delay registration, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities, without prejudice, however, to the rights of the holders of Registrable Securities entitled to request that such registration be effected as a registration under Section 15.2 and (iii) in the case of a determination to withdraw registration, shall be permitted to withdraw registration, without prejudice, however, to the rights of the holders of Registrable Securities entitled to request that such registration be effected as a registration under Section 15.2. No registration effected under this Section 15.3 shall relieve the Company of its obligation to effect any registration upon request under Section 15.2, nor shall any such registration hereunder be deemed to have been effected pursuant to Section 15.2. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities pursuant to this Section 15.3.

(b)   If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by this Section 15.3 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by a holder of Registrable Securities, use its best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters, provided that if the managing underwriter of such underwritten offering shall inform the Company by letter of its belief that inclusion in such distribution of all or a specified number of such securities proposed to be distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such letter to state the basis of such belief and the approximate number of such Registrable Securities, such other shares and shares held by the Company proposed so to be registered which may be distributed without such effect), then the Company may, upon written notice to such holder, the other holders of Registrable Securities, and holders of such other shares, reduce pro rata in accordance with the number of shares of Common Stock desired to be included in such registration (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Registrable Securities and other shares the registration of which shall have been requested by each holder thereof so that the resulting aggregate number of such Registrable Securities and other shares so included in such registration, together with the number of securities to be included in such registration for the account of the Company, shall be equal to the number of shares stated in such managing underwriter’s letter.

15.4       Registration Procedures. Whenever the holders of Registrable Securities have properly requested that any Registrable Securities be registered pursuant to the terms of this Warrant, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a)          prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective;

(b)         notify such holders of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to (i) keep such registration statement effective and the prospectus included therein usable for a period commencing on the date that such registration statement is initially declared effective by the SEC and ending on the date when all Registrable Securities covered by such registration statement have been sold pursuant to the registration statement or cease to be Registrable Securities, and (ii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c)          furnish to such holders such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holders;

(d)         use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as such holders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders; provided, however, that the Company shall not be required to: (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph; (ii) subject itself to taxation in any such jurisdiction; or (iii) consent to general service of process in any such jurisdiction;

(e)          notify such holders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein, in light of the circumstances in which they are made, not materially misleading, and, at the reasonable request of such holders, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they are made, not materially misleading;

(f)          provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(g)         make available for inspection by any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, managers, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;

(h)         otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and, at the option of the Company, Rule 158 thereunder;

(i)          in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

(j)          use its best efforts to cause any Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

(k)         if the offering is underwritten, use its best efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration, an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters covering such issues as are reasonably required by such underwriters.

15.5       Listing. The Company shall secure the listing of the Common Stock underlying this Warrant upon each national securities exchange or automated quotation system upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing of shares of Common Stock. The Company shall at all times comply in all material respects with the Company’s reporting, filing and other obligations under the by-laws or rules of the national securities exchange or market on which the Common Stock may then be listed, as applicable.

15.6       Expenses. The Company shall pay all Registration Expenses relating to the registration and listing obligations set forth in this Section 15. For purposes of this Warrant, the term “Registration Expenses” means: (a) all registration, filing and NASD fees, (b) all reasonable fees and expenses of complying with securities or blue sky laws, (c) all word processing, duplicating and printing expenses, (d) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, (e) premiums and other costs of policies of insurance (if any) against liabilities arising out of the public offering of the Registrable Securities being registered if the Company desires such insurance, if any, and (f) fees and disbursements of one counsel for the selling holders of Registrable Securities; provided however, that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include (and such expenses shall be borne by the Company): (i) salaries of Company personnel or general overhead expenses of the Company, (ii) auditing fees, (iii) premiums or other expenses relating to liability insurance required by underwriters of the Company, or (iv) other expenses for the preparation of financial statements or other data, to the extent that any of the foregoing either is normally prepared by the Company in the ordinary course of its business or would have been incurred by the Company had no public offering taken place. Registration Expenses shall not include any underwriting discounts and commissions, which may be incurred in the sale of any Registrable Securities and transfer taxes of the selling holders of Registrable Securities.

15.7        Restrictions. The Company shall not be obligated to effect a registration pursuant to Section 15.2 during the period beginning on the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred twenty (120) days after the effective date of, a Company-initiated registration (other than a registration pursuant to Form S-8), provided that: (i) if the holder of Registrable Securities elects to have all or some of its Registrable Securities included in the registration pursuant to Section 15.3 hereof, such Registrable Securities are included in the Company-initiated registration statement only to the extent required hereunder and (ii) the Company is actively employing in best efforts to cause such registration to become effective.

15.8       Information Provided by Holders. Any holder of Registrable Securities included in any registration shall furnish to the Company such information as the Company may reasonably request in writing to enable the Company to comply with the provisions hereof in connection with any registration referred to in this Warrant. In the event that a holder of Registrable Securities fails to provide such information on a timely basis, and in any event within seven (7) Business Days of the Company’s written request, then the Company shall be entitled to exclude the Registrable Securities of such holder from such registration and the Company shall nevertheless be deemed to have satisfied its obligations hereunder with respect to such registration.

16.	Miscellaneous.

(a)          Jurisdiction. This Warrant shall be governed by the laws of New York without regard to its conflict of law principles or rules.

(b)         Restrictions. The Holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(c)          Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding that all rights hereunder terminate on the Termination Date. If the Company fails to comply with any provision of this Warrant, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(d)         Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof by the Company shall be delivered in accordance with the notice provisions of the Subscription Agreement.

(e)          Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(f)          Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.

(g)         Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder and by any holder of Warrant Shares.

(h)         Indemnification. The Company agrees to indemnify and hold harmless the Holder from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys’ fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against the Holder in any manner relating to or arising out of any failure by the Company to perform or observe in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Warrant; provided, however, that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys’ fees, expenses or disbursements are found in a final non-appealable judgment by a court to have resulted from the Holder’s negligence, bad faith or willful misconduct in its capacity as a stockholder or warrantholder of the Company.

(i)          Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(j)          Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(k)         Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[signature page follows]

                IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: _________________

HYPERSPACE COMMUNICATIONS, INC.

By:
Name: John P. Yeros
Title: Chairman

NOTICE OF EXERCISE

To:	HYPERSPACE COMMUNICATIONS, INC, Inc.

The undersigned hereby elects to purchase ________ shares of Common Stock (the “Common Stock”), at an exercise price of $______ per share, of Hyperspace Communications, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, in the amount of $_____________, together with all applicable transfer taxes, if any.

Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

_____________________
(Name)

_____________________
(Address)
_____________________

Dated:

______________________________
Signature

ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information. Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

whose address is        .

Dated:

Holder’s Signature:	_____________________________

Holder’s Address:	_____________________________

_____________________________

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

NET ISSUE ELECTION NOTICE

Date: _________________________

The undersigned hereby elects under Section 3(b) of this Warrant to surrender the right to purchase ____________ shares of Common Stock pursuant to this Warrant and hereby requests the issuance of _____________ shares of Common Stock. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

_________________________________________
Signature

_________________________________________
Name for Registration

_________________________________________
Mailing Address